UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015 (February 24, 2015)

NCI Building Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

(e)            Restricted Stock Grant to Norman C. Chambers

On February 24, 2015, the compensation committee of the board of directors (the “Board”) of NCI Building Systems, Inc. (“NCI” or the “Company”) authorized an award of 59,312 shares of unvested common stock of the Company, par value $0.01 per share (the “restricted stock”), to Norman C. Chambers, Chairman, President and Chief Executive Officer. The compensation committee granted this award to Mr. Chambers as additional incentive for Mr. Chambers to continue his exceptional performance on the Company’s behalf. The award vests in full on February 23, 2018, subject to Mr. Chambers’ continued services to NCI through such date. The award may also vest in whole or in part upon the occurrence of certain terminations of employment prior to February 23, 2018 and will vest in full upon a change in control of the Company prior to that date. The award will be subject to the terms and conditions of an award agreement to which Mr. Chambers and the Company will be parties, which will be filed with the periodic report of the Company for the period that includes the date of grant of the restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel & Secretary
March 2, 2015